UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2014

ATRM Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-22166	41-1439182
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2350 Helen Street, North St. Paul, Minnesota	55109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 770-2000

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Notes

On April 4, 2014, ATRM Holdings, Inc. (f/k/a Aetrium Incorporated) (“ATRM” or the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) to report that the Company and KBS Builders, Inc. a wholly-owned subsidiary of the Company (“Acquisition Sub”) had entered into an Asset Purchase Agreement with KBS Building Systems, Inc. and certain related entities (“KBS”) and the owner of KBS. Pursuant to the Asset Purchase Agreement, on April 2, 2014, Acquisition Sub purchased substantially all of KBS’s assets and assumed substantially all of its liabilities related to its business of manufacturing, selling and distributing modular housing units for residential and commercial use.

This Amendment No. 1 to the Initial Form 8-K amends and supplements Item 9.01 of the Initial Form 8-K to provide the required financial statements and pro forma financial information under Item 9.01(a) and (b).

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited consolidated financial statements of KBS Building Systems, Inc. and Affiliates as of and for the years ended March 29, 2014 and March 30, 2013 are attached as Exhibit 99.1.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined consolidated Statement of Operations for the year ended December 31, 2013 and the Balance Sheet and Statement of Operations as of and for the three months ended March 31, 2014 are attached as Exhibit 99.2.

(d)	Exhibits.

Exhibit No.	Description

23.1	Consent of Boulay PLLP.

99.1	Audited consolidated financial statements of KBS Building Systems, Inc. and Affiliates as of and for the fiscal years ended March 29, 2014 and March 30, 2013.

99.2	Unaudited pro forma condensed combined consolidated financial statements of ATRM Holdings, Inc. and KBS Building Systems, Inc. and Affiliates for the year ended December 31, 2013 and as of and for the three months ended March 31, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRM HOLDINGS, INC.

Dated: April 9, 2015	By:	/s/ Paul H. Askegaard
	Name:	Paul H. Askegaard
	Title:	Chief Financial Officer

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